CONFIDENTIAL PURSUANT TO RULE 14a-6(e)(2), FOR THE USE OF THE COMMISSION ONLY

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                 ---------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[_] Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

                                 ---------------
                           NUTRITION 21, INC.
                (Name of Registrant as Specified in Its Charter)
                     (Name of Person Filing Proxy Statement)
                                 ---------------

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials:
[_]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid: $
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                               NUTRITION 21, INC.
                   NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of Nutrition 21, Inc. (the "Company") will be held at The Tarrytown Hilton, 455 South Broadway, Tarrytown, New York on January 16, 2002 at 10 A.M. for the following purposes as set forth in the accompanying Proxy Statement:

     1.   To elect six directors;

     2. To ratify the selection and appointment by the Company's Board of Directors of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending June 30, 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.


         Holders of record of the Company's Common Stock at the close of business on November 30, 2001 will be entitled to vote at the meeting.


                       By Order of the Board of Directors


                                                     BENJAMIN T. SPORN,
                                                     Secretary


Dated:  December 7, 2001

                               NUTRITION 21, INC.
                              4 MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 16, 2002

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Nutrition 21, Inc. (the "Company") to be held at the The Tarrytown Hilton, 455 South Broadway, Tarrytown, New York at 10 A.M. on January 16, 2002, and at any adjournments thereof. The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying materials are being mailed on or about December 10, 2001.

RECORD DATE

     Shareholders of record at the close of business on November 30, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of November 30, 2001, the Company's voting securities outstanding totaled 32,251,818 shares of Common Stock.

QUORUM

     The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business. If a share is deemed present at the meeting for any matter, it will be deemed present for all matters. Shares held by a nominee for a beneficial owner that are voted on any matter and abstentions will be included in determining the number of shares present. Shares held by a nominee for a beneficial owner that are not voted on any matter will not be included in determining the number of shares present.

RIGHT TO REVOKE PROXIES

     Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Principal Shareholders and Share Ownership of Directors and Officers."

     The directors serve for a term of one year and until their successors are duly elected and qualified. The Board of Directors held four meetings in the fiscal year ended June 30, 2001. All directors attended all meetings of the Board during the fiscal year, except for two directors who attended three meetings. Fredric D. Price resigned as President, Chief Executive Officer, and a Director of the Company and its subsidiaries on September 29, 2000, and was succeeded by Gail Montgomery in all of his Company capacities. John H. Gutfreund became Chairman of the Board on October 1, 2001, succeeding Robert E. Flynn who will remain on the Board until December 31, 2001. The Board of Directors has an Audit Committee which consists of Mr. Flynn, Dr. George Benson, and Mr. Gutfreund. The Audit Committee held three meetings during the fiscal year ended June 30, 2001. The Board of Directors has a Compensation Committee which consists of Dr. Audrey T. Cross, Mr. Flynn, and Dr. Robert E. Pollack. The Compensation Committee held three meetings during the fiscal year ended June 30, 2001. The Board of Directors does not have a Nominating Committee. During the fiscal year ended June 30, 2001, each member of the Board of Directors attended at last 75% of the meetings of each Committee of the Board on which the Director serves.

     Officers serve at the pleasure of the Board of Directors. There are no family relationships among directors, nominees or executive officers, nor are there any arrangements or understandings between any such director or nominee and any other person pursuant to which any director or nominee was selected as such, other than as described below.

     So long as Burns, Philp & Company Limited ("BP") owns at least 20% of the Company's outstanding common stock, BP is entitled to nominate one member for election to the Company's Board. To date, BP which currently owns 24% of the Company's outstanding shares, has not nominated a director. See also "Certain Relationships and Related Transactions."

         All of the nominees are currently serving as directors. The name, age and term of office as director of each nominee for election as director and his or her present position(s) with the Company and other principal affiliations are:

NAME AND AGE OF
NOMINEE FOR ELECTION                           DIRECTOR SINCE                    POSITION(S)
--------------------                           --------------        --------------------------------------------
Gail Montgomery (48)                                2000             President and Chief Executive Officer

P. George Benson, PhD (54)                          1998             Dean, Terry College of Business,
                                                                     University of Georgia

Audrey T. Cross, PhD (55)                           1995             Associate Clinical Professor, School of
                                                                     Public Health, Columbia University



NAME AND AGE OF
NOMINEE FOR ELECTION                           DIRECTOR SINCE                    POSITION(S)
--------------------                           --------------        --------------------------------------------
John H. Gutfreund (71)                              2000             President, Gutfreund & Company, Inc.

Marvin Moser, MD (77)                               1997             Clinical Professor of Medicine, Yale
                                                                     University School of Medicine

Robert E. Pollack, PhD (60)                         1995             Professor of Biological Science,
                                                                     Columbia University


     Gail Montgomery has been President, Chief Executive Officer and a Director of the Company since September 29, 2000, when she succeeded Fredrick D. Price. From July 1999 to September 2000, she served the Company in various capacities, most recently as a Vice President and General Manager. From November 1998 to July 1999, Ms. Montgomery was President of Health Advantage Consulting, a consulting firm, which provided strategic planning, new product introduction, and market development services to the nutrition industry. From 1992 to 1998 she worked for Diet Workshop, a diet franchise network, most recently as President and CEO. From 1979 to 1992, Ms. Montgomery served in various capacities in the health and fitness sector. She received a BA from Douglas College of Rutgers University in communications.

     John H. Gutfreund was elected a Director of the Company in February 2000, and succeeded Mr. Flynn as Chairman of the Board on October 1, 2001. Mr. Gutfreund is president of Gutfreund & Company, Inc., a New York-based financial consulting firm that specializes in advising select corporations and financial institutions in the United States, Europe and Asia. He is the former chairman and chief executive officer of Salomon Inc., and past vice chairman of the New York Stock Exchange and a past board member of the Securities Industry Association. Mr. Gutfreund is active in the management of various civic, charitable, and philanthropic organizations, including the New York Public Library, and the Astor, Lenox, Tilden, and Aperture Foundations. Mr. Gutfreund is also a director of AccuWeather, Inc., Arch Wireless, Ascent Assurance, Inc., Evercel Inc., LCA-Vision, Inc., Maxicare Health Plans, Inc., The LongChamp Core Plus Fund Ltd., and The Universal Bond Fund. He received a BA from Oberlin College.

     P. George Benson, PhD, was elected a Director of the Company in July 1998. Dr. Benson is Dean of the Terry College of Business and holds the Simon S. Selig, Jr. Chair for Economic Growth at the University of Georgia. Dr. Benson was previously the Dean of the Faculty of Management at Rutgers University and a professor of decision sciences at the Carlson School of Management of the University of Minnesota. In 1997, he was appointed by the U.S. Secretary of Commerce to a three-year term as one of the nine judges for the Malcolm Baldridge National Quality Award. In 1996, Business News New Jersey named Dr. Benson one of New Jersey's "Top 100 Business People." He received a BS from Bucknell University and a PhD in business from the University of Florida.

     Audrey T. Cross, PhD, was elected a Director of the Company in January 1995. Dr. Cross has been Associate Clinical Professor at the Institute of Human Nutrition at the School of Public Health of Columbia University since 1988. She also works as a consultant in the areas of nutrition and health policy. She has served as a special assistant to the United States Secretary of Agriculture as Coordinator for Human Nutrition Policy and has worked with both the United States Senate and the California State Senate on nutrition policy matters. She received a BS in dietetics, a Master of Public Health in nutrition and a PhD from the University of California at

Berkeley, and a JD from the Hastings College of Law at the University of California at San Francisco.

     Marvin Moser, MD was elected a Director of the Company in October 1997. He is Clinical Professor of Medicine at Yale and Senior Medical Consultant at the National High Blood Pressure Education Program of the National Heart, Lung and Blood Institute. Dr. Moser's work has focused on various approaches to the prevention and treatment of hypertension and heart disease. He has published extensively on this subject with over 400 publications. He has authored or contributed to more than 30 books and numerous physician and patient education programs. He is editor-in-chief of the Journal of Clinical Hypertension. Dr. Moser is also a member of the Board of The Third Avenue Value Funds and the Trudeau Institute. He received a BA from Cornell University and an MD from Downstate University College of Medicine.

     Robert E. Pollack, PhD, was elected a Director of the Company in January 1995. Dr. Pollack has been a Professor of Biological Sciences at Columbia University since 1978. In addition, from 1982 to 1989 he was Dean of Columbia College. Prior thereto he was Professor of Microbiology at the State University of New York School of Medicine at Stony Brook, Senior Scientist at Cold Spring Harbor Laboratory, Special NIH fellow at the Weizmann Institute in Israel, and NIH Fellow in the Department of Pathology at New York University School of Medicine. He is the author of more than one hundred research papers on the molecular biology of viral oncogenesis, a dozen articles in the popular press, and three books. He received a BA in physics from Columbia University and a PhD in biology from Brandeis University.



EXECUTIVE OFFICERS

The name, age and position(s) of each executive officer of the Company are:

           NAME                                POSITION(S)
           -----                               -----------
Gail Montgomery (48)      President, Chief Executive Officer and Director

Benjamin T. Sporn (63)    Senior Vice President, General Counsel and Secretary

Alan J. Kirschbaum (56)   Senior Vice President, Finance and Administration, and
                          Chief Financial Officer

                          ----------------------------

     Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment. See the biographical descriptions under nominees for election as directors for additional information on Ms. Montgomery.

     Benjamin T. Sporn has been legal counsel to the Company since 1990 and has served as Secretary of the Company since 1986, and was appointed Senior Vice President and General Counsel in February 1998. He was an attorney with AT&T from 1964 until December 1989 when he retired from AT&T as a General Attorney for Intellectual Property Matters. Mr. Sporn was a director of the Company from 1986 until 1994. He received a BSE degree from Rensselaer Polytechnic Institute and a JD degree from American University.

     Alan J. Kirschbaum was elected Senior Vice President, Finance and Administration, and Chief Financial Officer, in March 2001. From October 1999 to March 2001, he served the Company as Controller. From 1996 to 1999, Mr. Kirschbaum was Vice President and Controller of AMS Asset Management Services. From 1984 to 1996, he held a series of financial positions of increasing responsibility with Ascom Timeplex, Inc. He received a BS from Pennsylvania State University, an MBA from Pace University, and is a Certified Public Accountant.

VOTING

         Directors will be elected by a plurality of the votes cast.

                       EXECUTIVE AND DIRECTOR COMPENSATION


EXECUTIVE COMPENSATION


     The following table sets forth the compensation paid or accrued by the Company during the periods indicated for (i) each person that served as chief executive officer during fiscal year 2001 and (ii) certain other persons that served as executive officers in fiscal year 2001 whose total annual salary and bonus was in excess of $100,000.

                        SUMMARY COMPENSATION TABLE (1)(2)

=======================================================================================================================
                                                                                       LONG-TERM         ALL OTHER
NAME AND PRINCIPAL POSITION                     ANNUAL COMPENSATION                 COMPENSATION        COMPENSATION

                                 --------------------------------------------------------------------------------------

                                      PERIOD        SALARY ($)         BONUS ($)       SECURITIES         ($)
                                                                                       UNDERLYING
                                                                                      OPTIONS (#)
-----------------------------------------------------------------------------------------------------------------------
Gail Montgomery, President,
Chief Executive Officer and      7/27/99 - 6/30/00      113,180         50,000            25,000
Director (3)
                                 --------------------------------------------------------------------------------------
                                 7/1/00 - 6/30/01       257,307        275,000           200,000
-----------------------------------------------------------------------------------------------------------------------
Fredric D. Price, former
President, Chief Executive       7/1/98 - 6/30/99       275,000        275,000
Officer and Director (4)
                                 --------------------------------------------------------------------------------------

                                 7/1/99 - 6/30/00       275,000        275,000                          21,154 (5)
                                 --------------------------------------------------------------------------------------
                                 7/1/00 - 6/30/01        68,750                                        227,404 (6)
-----------------------------------------------------------------------------------------------------------------------
Jonathan de la Harpe, PhD,
former Senior Vice President,    7/1/98 - 6/30/99       129,923         30,000            15,000
Commercial Operations (7)
                                 --------------------------------------------------------------------------------------
                                 7/1/99 -6/30/00        160,000         50,000            32,000         2,713 (5)
                                 --------------------------------------------------------------------------------------
                                 7/1/00 -6/30/01        150,267         50,000            32,000         2,713 (5)
-----------------------------------------------------------------------------------------------------------------------
Alan J. Kirschbaum, Senior
Vice President, Finance and      7/1/99 - 6/30/00       137,500         15,000            15,000
Administration, and Chief
Financial Officer
                                 --------------------------------------------------------------------------------------
                                 7/1/00 - 6/30/01       150,000         30,000
-----------------------------------------------------------------------------------------------------------------------
Benjamin T. Sporn, Senior Vice
President, General Counsel and   7/1/98 - 6/30/99       160,000         50,000            25,000
Secretary
                                 --------------------------------------------------------------------------------------
                                 7/1/99 - 6/30/00       190,000         75,000
                                 --------------------------------------------------------------------------------------
                                 7/1/00 - 6/30/01       207,500         66,688
=======================================================================================================================


(1) The above compensation does not include the use of an automobile and other personal benefits, the total value of which do not exceed as to any named officer or director, the lesser of $50,000 or 10% of such person's annual salary and bonus.

(2) Pursuant to the regulations promulgated by the Securities and Exchange Commission (the "Commission"), the table omits a number of columns reserved for types of compensation not applicable to the Company.

(3) Ms. Montgomery succeeded Mr. Price as CEO, President and Director on September 29, 2000.

(4) Mr. Price's employment with the Company terminated on September 29, 2000. Effective as of such date the Company entered into a consulting agreement with Mr. Price as described under "-Employment and Consulting Agreements."

(5)      Represents loans and interest forgiven.

(6) For fiscal 2001, the other compensation for Mr. Price was comprised of $206,250 paid pursuant to the consulting agreement and the forgiveness of $21,154 of loans and interest pursuant to the agreement.

(7)      Dr. de la Harpe's employment by the Company terminated April 30, 2001.

None of the individuals listed above received any long-term incentive plan awards during the fiscal year.


EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company entered into an employment agreement, effective October 1, 2000, with Gail Montgomery. The agreement has a two-year term, which ends on September 30, 2002, and provides for an annual salary of $275,000, and the grant of Stock Options to purchase up to 150,000 shares of the Company's common stock at $1.3125 per share. The Options vest 50% on October 16, 2001 and 50% on October 16, 2002, but only if Ms. Montgomery is employed by the Company on these dates, and expire in 2005. The agreement also provides for certain performance bonuses. Although employment under the agreement is at will, if employment is terminated by the Company under certain circumstances, Ms. Montgomery will receive continuation of her salary for one year, certain benefits will continue for twelve months after termination, and all of Ms. Montgomery's stock options will vest. In addition, in the event of certain changes in control in stock ownership of the Company, Ms. Montgomery will receive a minimum of two times her annual salary.

     Mr. Price's employment with the Company terminated on September 29, 2000. Effective as of such date, the Company entered into a consulting agreement with Mr. Price. The agreement is for the period of October 1, 2000 through June 30, 2004, and provides for payment of $206,250 for the period from October 1, 2000 through June 30, 2001, and a fee at an annual rate of $100,000 thereafter. All of Mr. Price's stock options vest and are exercisable until June 30, 2004. Upon the occurrence of a change of control (as defined in the agreement), the agreement terminates and the Company is required to pay to Mr. Price a lump-sum payment equal to the fees that would have been paid to him over the remaining term of the agreement had the change of control not occurred.

OPTIONS

                  The following tables set forth information with regard to options granted during the fiscal year ended June 30, 2001 (i) to the Company's Chief Executive Officer, and (ii) to other officers of the Company named in the Summary Compensation Table.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------------------------

                                                                                            Potential Realizable Value At
                                    Individual Grants                                       Assumed Annual Rates Of Stock
                                                                                            Price Appreciation For Option
                                                                                            Term
----------------------------------------------------------------------------------------------------------------------------
                                                   Percent Of
                                    Number Of         Total
                                   Securities        Options     Exercise
                                   Underlying       Granted To    Of Base
             Name                    Options       Employees In     Price     Expiration
                                   Granted (#)     Fiscal Year      ($/Sh)    Date              5% ($)         10% ($)
------------------------------------------------------------------------------------------------------------------------
A.  Jonathan de la Harpe             25,000            1.95       $0.938         (1)            $6,479         $14,376
                                     50,000            3.90       $1.813         (1)           $25,044         $55,343
------------------------------------------------------------------------------------------------------------------------
B. Alan J. Kirschbaum                 5,000            0.39       $1.813         (2)            $2,505          $5,534
                                     10,000            0.78       $0.813         (2)            $2,246          $3,773
                                     30,000            2.34       $1.140         (2)            $9,448         $20,879
                                     30,000            2.34       $0.938         (3)            $7,775         $17,180
------------------------------------------------------------------------------------------------------------------------
C. Gail Montgomery                    50,000           3.90       $1.813         (2)           $25,044          $55,343
                                     150,000          11.71       $1.313         (4)           $54,414         $120,239
------------------------------------------------------------------------------------------------------------------------
D. Fredric D. Price                     0               0           -             -               -                -
------------------------------------------------------------------------------------------------------------------------
E. Benjamin T. Sporn                 35,000            2.73       $0.938         (3)            $9,070         $20,043
                                     50,000            3.90       $1.813         (2)           $25,044         $55,343
                                     40,000            3.12       $1.140         (2)           $12,598         $27,839
                                     40,000            3.12       $1.140         (5)           $47,544         $72,675
------------------------------------------------------------------------------------------------------------------------


(1)  Options are expired by reason of termination of employment.

(2) Vesting 20% per year; expiration the earlier of 5 years from vesting or 89 days after termination of employment.

(3) Vesting 33 1/3% on date of grant and on the next two anniversaries of the grant; expiration the earlier of 5 years from vesting or 89 days after termination of employment.

(4) Vesting 50% per year; expiration the earlier of 5 years from vesting or one year after termination of employment.

(5) Vested; expiration earlier of 10 years from vesting or 89 days after termination of employment.


              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

---------------------------------------------------------------------------------------------------------------------------

                                                 INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------------
      Name         Shares          Value       Number of Unexercised Options at   Value of Unexercised In-the-Money
                   Acquired    realized ($)               FY-End (#)                      Options at FY-End
                   in
                   Exercise
                      (#)
                                              -----------------------------------------------------------------------------

                                                  Exercisable      Unexercisable        Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Jonathan de la              0              0                0                  0                 $0               $0
Harpe
----------------------------------------------------------------------------------------------------------------------------
Alan J.                     0              0           29,000             86,000             $1,570           $4,278
Kirschbaum
----------------------------------------------------------------------------------------------------------------------------
Gail                        0              0            5,000            270,000                 $0               $0
Montgomery
----------------------------------------------------------------------------------------------------------------------------
Fredric D.                  0              0          900,000                  0                 $0               $0
Price
----------------------------------------------------------------------------------------------------------------------------
Benjamin T.
Sporn                       0              0          106,666            140,833             $2,356           $4,713
----------------------------------------------------------------------------------------------------------------------------


PENSION PLANS

     Eligible employees of the Company are entitled to participate in the Burns Philp Inc. Retirement Plan for Non-Bargaining Unit Employees, a non-contributory pension plan (the "Pension Plan") maintained by Burns Philp as long as Burns Philp maintains the Pension Plan and owns at least 20% of the Company's outstanding Common Stock. Burns Philp currently holds approximately 24% of the Company's outstanding Common Stock. Assuming retirement at age 65, the Pension Plan provides benefits equal to the greater of (a) 1.1% of the employee's final average earnings multiplied by the number of years of credited service plus 0.65% of the employee's final average earnings in excess of the average of the contribution and the benefit basis in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year of Social Security retirement age as calculated under Section 401(l)(5)(E) of the Code and Table I of IRS Notice 89-70, multiplied by the employee's years of credited service up to 35, minus any predecessor plan benefit in the case of an employee who participated in a predecessor plan or (b) $24 multiplied by the number of years of credited service up to 25 years plus $12 multiplied by the years of employment from 26-40 years, minus any predecessor plan benefit in the case of an employee who participated in a predecessor plan. The "final average earnings" are the average earnings during the five highest-paid consecutive calendar years within the last ten calendar years of credited service with the Company. Earnings include the salary and bonus listed in the summary compensation table. Earnings which may be considered under the Pension Plan are limited to $170,000 per year subject to annual cost-of-living adjustments as determined by the IRS.

         The following table sets forth estimated annual benefits payable upon retirement, assuming retirement at age 65 in 2001 and a single life annuity benefit, according to years of credited service and final average earnings. The benefits listed are not subject to any deduction for Social Security or other offset amounts.

                            YEARS OF CREDITED SERVICE

FINAL AVERAGE
Earnings                   15               20                25                30               35
-----------------------------------------------------------------------------------------------------------------------
$25,000                     $4,320           $5,760            $7,200            $8,250           $9,625

$50,000                     $9,497          $12,663           $15,828           $18,994          $22,159

$75,000                    $16,059          $21,412           $26,766           $32,119          $37,472

$100,000                   $22,622          $30,162           $37,030           $45,244          $52,748

$150,000                   $35,747          $47,662           $59,578           $71,494          $83,409

$170,000                   $40,997          $54,600           $68,328           $81,994          $95,659
and up

     Alan J. Kirschbaum, Gail Montgomery, and Benjamin T. Sporn each have 2.5, 1.9, and 9 years, respectively, of credited service under the Pension Plan as of June 30, 2001, and, at age 65, would have approximately 11, 19, and 11 years of credited service, respectively.

DIRECTOR COMPENSATION

     Non-management Directors each receive a quarterly director's fee of $1,800 and the Chairman of the Board receives a quarterly director's fee of $3,600. Each also receives $500 for each meeting of the Board attended in person, $250 for each meeting of the Board attended telephonically, and each receives annually options to acquire 10,000 shares of Common Stock, which were granted in the fiscal year ended June 30, 2001 at an exercise price of $0.875. Each also received in the fiscal year ended June 30, 2001 an additional grant of 10,000 shares at an exercise price of $0.875.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors determines executive compensation taking into consideration recommendations of the Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation/Stock Option Committee (the "Compensation Committee") of the Board of Directors of the Company is responsible for developing, and recommending to the Board of Directors, the Company's compensation policies for executives of the Company. The goals of the Company's compensation policy are to
(i) offer competitive compensation that will attract and retain the type of high caliber executives necessary to achieve the Company's business objectives and
(ii) align the interests of executives with the long-term interests of the Company and its stockholders. The Company has primarily used base salary, bonuses and stock options to meet these goals. The Compensation Committee believes that there is necessarily an element of subjectivity in establishing compensation levels for the Company's executives and to date has not followed specific objective performance criteria when establishing such compensation levels.

     The compensation paid in the fiscal year ended June 30, 2001 to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table above consisted of base salary, bonuses, and stock options. The compensation level for each of these executives in the fiscal year ended June 30, 2001 was based on the Compensation Committee's evaluation of a number of factors, including the executive's position and responsibilities, service and accomplishments and present and future value to the Company.

                                 Members of the Compensation/Stock
                                   Option Committee

                                 Audrey T. Cross
                                 Robert E. Flynn
                                 Robert E. Pollack

                          REPORT OF THE AUDIT COMMITTEE

         In connection with the audited financial statements contained in the Company's Fiscal Year 2001 Annual Report on Form 10-K, the Audit Committee:

o Reviewed and discussed the audited financial statements with the Company's management;

o Discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61, Communication with Auditors

o Reviewed the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence; and

o based on the foregoing review and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K.

                                 AUDIT COMMITTEE

                                 P. George Benson
                                 Robert E. Flynn
                                 John H. Gutfreund



COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from July 1, 2000 through June 30, 2001 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical investment made on June 30, 1996 through June 30, 2001 (assuming reinvestment of dividends) in (a) the Company's Common Stock; (b) all NASDAQ stocks and (c) all pharmaceutical companies listed on NASDAQ. Pharmaceutical companies represent the industry grouping for which information was readily available which is most comparable to the Company. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

         [The data below represents a line graph in the printed piece.]

--------------------------------------------------------------------------------
Date           Nutrition 21         NASDAQ         NASDAQ Pharmaceutical
--------------------------------------------------------------------------------
6/28/96           100                100                  100
6/30/97            45.24             121.6                101.37
6/30/98            26.79             160.06               103.59
6/30/99            46.43             230.22               145.33
6/30/00            58.33             340.37               333.54
6/29/01            21.71             184.51               280.67


      PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF DIRECTORS AND OFFICERS.

     The following table sets forth, as of November 16, 2001, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's executive officers and directors and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577-2197.

                   SHARES OWNED BENEFICIALLY AND OF RECORD (1)


NAME AND ADDRESS                         NO. OF SHARES  % OF TOTAL
----------------                         -------------  ----------

P. George Benson (2)                         55,000       *


Audrey T. Cross (3)                          84,000       *


Robert E. Flynn (4)                         132,000       *


John H. Gutfreund (5)                        80,000       *


Alan J. Kirschbaum (6)                       42,500       *


Gail Montgomery (7)                         105,000       *


Marvin Moser (8)                            145,000       *


Robert E. Pollack (9)                        90,000       *


Benjamin T. Sporn (10)                      135,891       *


American Home Products Corporation        3,478,261       10.75
5 Giralda Farms
Madison, NJ 07940


Burns Philp & Company Limited (11)        7,763,837       24.00
7 Bridge Street
Sydney, NSW 2000, Australia


All Executive Officers and Directors        869,391        2.63
as a Group (9 persons) (12)



       * Less than 1%

     (1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group or group of persons is deemed to have "beneficial ownership" of any shares as of a given date, which such person or group has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

      (2) Includes 50,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.


      (3) Includes 80,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.


      (4) Includes 120,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.


      (5) Includes 30,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.


      (6) Includes 32,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.


      (7) Includes 95,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.


      (8) Includes 135,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.


      (9) Consists of shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.


      (10) Includes 106,666 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.


      (11) Consists of shares owned by subsidiaries.


      (12) Includes 738,666 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1996, the Company completed the sale of its UK-based food ingredients subsidiary, Aplin & Barrett Limited ("A&B"), to Burns Philp & Company Limited ("BP") for $13.5 million in cash and the return to the Company of 2.42 million shares of the Company's Common Stock held by BP. The sale included the Company's nisin-based food preservative business. In connection with the transaction, the Company and A&B entered into two License Agreements. Pursuant to the first License Agreement, the Company is exclusively licensed by A&B for the use of nisin generally in pharmaceutical products and animal healthcare products. Pursuant to the second License Agreement, A&B is exclusively licensed by the Company generally for the use of nisin as a food preservative and for food preservation. As long as BP owns at least 20% of the Company's outstanding common stock, BP is entitled to nominate one member for election to the Company's Board. Currently, BP has not nominated a member for election to the Company's Board. The amount of consideration for the sale was arrived at through arms-length negotiation and a fairness opinion was obtained. Currently, BP owns 7,763,837 shares of Common Stock.


     In October 1998, the Company issued 3,478,261 shares of Common Stock to American Home Products Corporation ("AHP") for $4.0 million. AHP currently holds approximately 10.75% of the Company's outstanding Common Stock. Under a separate agreement in October 1998, AHP paid the Company $1.0 million for exclusive rights to sell the Company's Cardia Salt in retail markets in the United States. During fiscal 2001, AHP made license payments to the Company of $500,000.


     In July 2001, the Company licensed its remaining rights to sell lysostaphin for research purposes, to Benjamin T. Sporn, its senior vice president, for $300,000, payable in cash over a three-year period. A payment of $100,000 has been made, and payments of $100,000 each are due prior to July 1, 2002 and July 1, 2003, respectively. The price and other terms of the transaction were established through arms-length negotiations.



                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

BACKGROUND

     The Company's financial statements for the fiscal years ending June 30, 1998, 1999, and 2000, were audited by KPMG LLP ("KPMG"). On January 18, 2001, the Company informed KPMG that KPMG would no longer serve as the Company's independent auditors. The Company's financial statements for the fiscal year ended June 30, 2001, were audited by Ernst & Young LLP. The Board has reappointed Ernst & Young LLP to audit the Company's financial statements for the fiscal year ending June 30, 2002, subject to ratification by the stockholders.

     KPMG's reports on the Company's financial statements for the fiscal years ending June 30, 1998, 1999, and 2000, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements, prior, during or subsequent to the Company's fiscal years ending June 30, 1998, 1999, and 2000, to January 18, 2001, between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its report.

GENERAL

     As indicated above, our Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of our Company for the fiscal year ending June 30, 2002, subject to ratification by the stockholders.

     In the event that the stockholders fail to ratify this reappointment, other certified public accountants will be considered upon recommendation of the Audit Committee. Even if this reappointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the board believes that such a change would be in the best interest of our Company and its stockholders.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions.

INFORMATION CONCERNING FEES PAID TO OUR AUDITORS

     Set forth below is certain information concerning fees billed to us by Ernst & Young LLP in respect of services provided in the fiscal year ended June 30, 2001. As indicated below, in addition to auditing and reviewing our financial statements, Ernst & Young LLP provided us with other services in the fiscal year ended June 30, 2001. The Audit Committee has determined that the provision of these other services is compatible with maintaining the independence of Ernst & Young LLP.

     AUDIT FEES. Ernst & Young LLP billed us for aggregate fees of approximately $138,000 for (1) professional services rendered for the audit of our annual financial statements for the fiscal year ended June 30, 2001 and (2) the reviews of the financial statements included in our reports on Form 10-Q for periods within the fiscal year ended June 30, 2001.

     FINANCIAL INFORMATION SYSTEMS, DESIGN AND IMPLEMENTATIONS FEES. Ernst & Young LLP did not provide any services to our Company in the fiscal year ended June 30, 2001 relating to the design and implementation of financial information systems.

     OTHER FEES. Ernst & Young LLP billed us for aggregate fees of approximately $25,000 for other services rendered in the fiscal year ended June 30, 2001

VOTING

     Ratification of the reappointment of Ernst & Young LLP as independent auditors to audit the financial statements of our Company for the fiscal year ending June 30, 2002 requires the affirmative vote of a majority of the votes cast on the matter. Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR SUCH RATIFICATION (DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD).

                                  OTHER MATTERS

EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

PROPOSALS OF SHAREHOLDERS

     Shareholders of the Company who intend to present a proposal for action at the 2002 Annual Meeting of Shareholders of the Company, must notify the Company's management of such intention by notice received at the Company's principal executive offices not later than August 9, 2002, for such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Meeting.

FINANCIAL STATEMENTS

     The Company's Annual Report to Shareholders for the year ended June 30, 2001 and its Quarterly Report for the fiscal quarter ended September 30, 2001 are being delivered with this Proxy Statement to the Company's shareholders.

OTHER MATTERS

     The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that a person named in the accompanying proxy will vote thereon in accordance with his or her best judgment.


PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


Dated:   Purchase, New York
         December 7, 2001


                                            By Order of the Board of Directors


                                            BENJAMIN T. SPORN, Secretary

                               NUTRITION 21, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  January 16, 2002                 10 a.m.

     The undersigned hereby appoints Gail Montgomery and Benjamin Sporn, or either of them, as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Nutrition 21, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held January 16, 2002 or any adjournments thereof.

         1.       ELECTION OF DIRECTORS

                  FOR all the nominees listed below
                  (except as marked to the contrary below)             [ ]

                  WITHHOLD AUTHORITY
                  To vote for all nominees listed below                [ ]


         (INSTRUCTION: To WITHHOLD authority to vote for any individual nominee, mark the box next to the nominee's name below.)

         P. George Benson                   [ ]

         Audrey T. Cross                    [ ]

         John H. Gutfreund                  [ ]

         Gail Montgomery                    [ ]

         Marvin Moser                       [ ]

         Robert E. Pollack                  [ ]

         The Board of Directors recommends a vote FOR the following:


         2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2002.

         FOR     [ ]         AGAINST    [ ]     ABSTAIN    [ ]

                  (Continued and to be signed on reverse side)


In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT MSES. CROSS AND MONTGOMERY, AND MESSRS. BENSON, GUTFREUND, MOSER, AND POLLACK AS DIRECTORS, AND TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 2002.


Dated:
      --------------------------


--------------------------------
Signature


--------------------------------
Signature if held jointly


     (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


                           PLEASE MARK, DATE, SIGN AND
                   RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.





                                       2